Exhibit 99.1

For More Information, Press Only:

Ryan McBride

(425) 943-4533

rmcbride@radiantdelivers.com

RADIANT LOGISTICS ANNOUNCES RESULTS FOR FIRST FISCAL QUARTER ENDED SEPTEMBER 30, 2013

Posts quarterly results with Adjusted EBITDA of $3.1 Million – Up $0.6 Million and 23.5%;

Margin Expansion with Adjusted EBITDA as a Percentage of Net Revenues Up 200 bps at 13.3%

BELLEVUE, WA November 13, 2013 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three months ended September 30, 2013.

First Fiscal Quarter Financial Highlights (Quarter Ended September 30, 2013)

•	Net income attributable to common shareholders increased 171.0% to $1.1 million on $76.7 million of revenues, or $0.03 per basic and diluted share, for the first fiscal quarter of 2014, compared to net income of $0.4 million on $79.1 million of revenues, or $0.01 per basic and diluted share, for the comparable prior year period.

•	Adjusted EBITDA increased 23.5% to $3,096,000 for the first fiscal quarter of 2014, compared to adjusted EBITDA of $2,506,000 in the comparable prior year period.

•	Adjusted EBITDA margin (expressed as a function of net revenues) increased 200 basis points to 13.3% for the first fiscal quarter of 2014, compared to Adjusted EBITDA margin of 11.3% in the comparable prior year period.

•	The Company reduced its cost of debt, using expanded BofA facility to pay down $2.0 million of $10.0 million in sub debt effectively refinancing $2.0 million at a rate of approximately 4% rather than 13.5%.

CEO Comments

“We are very pleased to report another solid quarter and continuing our trend of margin expansion and earnings growth,” said Bohn Crain, Founder and CEO. “We posted Adjusted EBITDA of $3.1 million for the quarter ended September 30, 2013, up $0.6 million and 23.5% over the comparable prior year period. Consistent with past quarters, we also continue to make good progress in leveraging our scalable business model to drive margin expansion. For the quarter ended September 30, 2013, our Adjusted EBITDA expressed as a function of net revenues increased 200 basis points, up from 11.3% to 13.3% for the comparable prior year period. As we have previously discussed, our incremental cost of supporting that next dollar of gross margin is very small and we are very excited about our opportunity to drive further margin expansion as we continue to scale the business and look for ways to drive operating efficiencies in our in our non-asset based business model. As a reminder, these results do not include the financial contribution we expect from our most recent acquisition of On Time Express, Inc. (“On Time”) which we completed October 1, 2013.”

“We are looking forward to building on the positive trends in our base business with our recent acquisition of On Time. We are constantly looking for ways to bring value to our network participants and we believe that the On Time transaction truly delivers. On Time brings Radiant a diverse and unique service offering along with a best-of-class domestic line haul structure that is poised for expansion. We also see On Time and its line haul network as a catalyst for margin expansion in our existing business and a competitive differentiator to help us secure new end customers and attract additional agent stations to our network. We are very early into the integration process but remain very encouraged by overall receptivity of our operating partners to leverage On Time’s dedicated line haul network and solutions-based approach for the benefit of the broader Radiant network and the end customers that we serve.”

Crain Continued: “Towards the end of September we also took the opportunity to begin to reduce our cost of debt using our Bank of America facility to pay down $2.0 million of our $10.0 million in sub debt effectively refinancing $2.0 million at a rate of approximately 4% rather than 13.5%. At September 30, 2013 and after giving effect of the funding the On Time acquisition, we had had gross availability of approximately $26.0 million, advances under the facility of approximately $17.4 million and net availability of approximately $8.6 million. We will continue to evaluate our options relative to our remaining $8.0 million in sub debt as we look at capital allocation, alternative sources of capital and our acquisition pipeline.”

Crain concluded: “We are also updating our preliminary guidance for the upcoming quarter ending December 31, 2013 which will be the first fiscal quarter to include the financial contribution of our acquisition of On Time and are projecting adjusted EBITDA in the range of $3.3 - $3.8 million on approximately $84.0 - $89.0 million in revenues which equates to adjusted net income in the range of $1.6 - $2.0 million, or $0.05 per diluted share. As with our previous communications, we would also like to remind investors that our free cash flow is generally higher than our net income because we have significant non-cash depreciation and amortization expenses flowing through our financial statements as a result of the mechanics of accounting for acquisitions and the fact that we have minimal maintenance capital expenditure requirements.”

First Fiscal Quarter ended September 30, 2013 – Financial Results

For the three months ended September 30, 2013, Radiant reported net income attributable to common shareholders of $1,092,000 on $76.7 million of revenues, or $0.03 per basic and fully diluted share, including a gain of $195,000 in change in contingent consideration. For the three months ended September 30, 2012, Radiant reported net income attributable to common shareholders of $403,000 on $79.1 million of revenues, or $0.01 per basic and fully diluted share, including a loss of $50,000 in change in contingent consideration.

For the three months ended September 30, 2013, Radiant reported adjusted net income attributable to common shareholders of $1,573,000, or $0.05 per basic and $.04 per fully diluted share. For the three months ended September 30, 2012, Radiant reported adjusted net income attributable to common shareholders of $1,383,000, or $0.04 per basic and per fully diluted share.

The Company also reported adjusted EBITDA of $3,096,000 for the three months ended September 30, 2013, compared to adjusted EBITDA of $2,506,000 for the three months ended June 30, 2012.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for both the three month periods ending September 30, 2013 appears at the end of this release.

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA, to the most directly comparable GAAP measure is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Quarter Ending December 31, 2013
Net income	$751 - $1,088
Net income per common share
Basic	$0.02 - $0.03
Diluted	$0.02 - $0.03
Weighted average shares outstanding:
Basic shares	33,600,000
Diluted shares	36,250,000
Reconciliation of net income to adjusted net income:
Net income	$751 - $1,088
Adjustments to net income:
Income tax expense	479 - 685
Depreciation and amortization	1,265
Non-recurring legal costs	75
Amortization of loan fees and original issue discount	75

Adjusted net income before taxes	$2,645 - $3,189
Provision for income taxes at 38%	1,004 - 1,211

Adjusted net income	$1,640 - $1,977

Adjusted net income per common share:
Basic	$0.05 - $0.06
Diluted	$0.05 - $0.05

Outlook Fiscal Quarter Ending December 31, 2013
Reconciliation of net income to adjusted EBITDA:
Net income	$751 - $1,088
Adjustments to net income:
Income tax expense	478 - 685
Depreciation and amortization	1,265
Net interest expense	597

EBITDA	$3,092 - $3,635
Share-based compensation	118
Non-recurring legal costs	75
Change in contingent consideration	35

Adjusted EBITDA	$3,319 - $3,863

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Thursday, November 14, 2013 at 4:00 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 13572569. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding services and an expanding array of value-added solutions, including customs and property brokerage, order fulfillment, inventory management and warehousing. The company operates through a network of company-owned and independent agent offices across North America under the Radiant, Airgroup, Adcom, DBA and On Time network brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to trends in the domestic and global economy, our ability to attract new and retain existing agency relationships, acquisitions and integration of acquired entities, availability of capital to support our acquisition strategy, our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations, outcomes of legal proceedings, competition, management of growth, potential fluctuations in operating results, and government regulation. More information about factors that potentially could affect Radiant Logistics, Inc. financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	SEPTEMBER 30, 2013	JUNE 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$8,794,717	$1,024,192
Accounts receivable, net of allowance of $1,626,774 and $1,445,646, respectively	49,003,432	52,131,462
Current portion of employee and other receivables	322,104	328,123
Prepaid expenses and other current assets	2,726,662	2,477,904
Deferred tax asset	1,025,184	908,564

Total current assets	61,872,099	56,870,245

Furniture and equipment, net	1,203,877	1,289,818

Acquired intangibles, net	8,530,683	9,231,163
Goodwill	15,952,544	15,952,544
Employee and other receivables, net of current portion	57,085	72,433
Deposits and other assets	636,904	336,613

Total long term assets	25,177,216	25,592,753

Total assets	$88,253,192	$83,752,816

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$33,424,145	$35,767,785
Commissions payable	4,914,736	6,086,324
Other accrued costs	2,241,762	2,176,567
Income taxes payable	830,043	361,571
Current portion of notes payable to former shareholders of DBA	767,091	767,091
Current portion of contingent consideration	317,433	305,000
Current portion of lease termination liability	303,391	305,496

Total current liabilities	42,798,601	45,769,834

Notes payable and other long-term debt, net of current portion and debt discount	23,739,415	17,213,424
Contingent consideration, net of current portion	3,512,567	3,720,000
Lease termination liability, net of current portion	456,737	505,353
Deferred rent liability	577,517	583,401
Deferred tax liability	39,416	73,433
Other long term liabilities	2,610	2,610

Total long term liabilities	28,328,262	22,098,221

Total liabilities	71,126,863	67,868,055

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets (continued)

	SEPTEMBER 30, 2013	JUNE 30, 2013
Stockholders’ equity:
Radiant Logistics, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 33,348,166 shares issued and outstanding	14,803	14,803
Additional paid-in capital	14,005,085	13,873,157
Deferred compensation	(12,991)	(14,252)
Retained earnings	3,035,267	1,943,530

Total Radiant Logistics, Inc. stockholders’ equity	17,042,164	15,817,238

Non-controlling interest	84,165	67,523

Total stockholders’ equity	17,126,329	15,884,761

Total liabilities and stockholders’ equity	$88,253,192	$83,752,816

RADIANT LOGISTICS, INC.

Consolidated Statements of Income

	THREE MONTHS ENDED SEPTEMBER 30,
	2013	2012
Revenue	$76,701,861	$79,148,458
Cost of transportation	53,481,360	56,910,016

Net revenues	23,220,501	22,238,442
Agent commissions	13,634,772	13,295,325
Personnel costs	4,099,746	3,757,372
Selling, general and administrative expenses	2,656,191	2,900,237
Depreciation and amortization	830,098	1,119,804
Change in contingent consideration	(195,000)	50,000

Total operating expenses	21,025,807	21,122,738

Income from operations	2,194,694	1,115,704

Other income (expense):
Interest income	2,500	4,073
Interest expense	(521,163)	(495,331)
Other	84,183	148,972

Total other expense	(434,480)	(342,286)

Income before income tax expense	1,760,214	773,418
Income tax expense	(651,835)	(340,004)

Net income	1,108,379	433,414
Less: Net income attributable to non-controlling interest	(16,642)	(30,261)

Net income attributable to Radiant Logistics, Inc.	$1,091,737	$403,153

Net income per common share – basic and diluted	$0.03	$0.01

Weighted average shares outstanding:
Basic shares	33,337,362	33,031,110
Diluted shares	35,987,483	35,602,281

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(Unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 38% tax rate for calculating the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, unusual legal and claims settlement as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration stock-based compensation, acquisition, severance and lease termination costs and other non-cash charges consistent with the financial covenants of our senior credit facility. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. Adjusted EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	THREE MONTHS ENDED SEPTEMBER 30,
	2013	2012
Net income	$1,091,737	$403,153

Net income per common share – basic & diluted	$0.03	$0.01

Weighted average shares outstanding:
Basic shares	33,337,362	33,031,110
Diluted shares	35,987,483	35,602,281

Reconciliation of net income to adjusted net income:
Net income	$1,091,737	$403,153
Adjustments to net income:
Income tax expense	651,835	340,004
Depreciation and amortization	830,098	1,119,804
Change in contingent consideration	(195,000)	50,000
Acquisition related costs	65,568	—
Non-recurring legal costs	15,761	251,194
Amortization of loan fees and original issue discount	77,568	66,008

Adjusted net income before taxes	2,537,567	2,230,163
Provision for income taxes at 38%	(964,275)	(847,462)

Adjusted net income	$1,573,292	$1,382,701

Adjusted net income per common share:
Basic	$0.05	$0.04
Diluted	$0.04	$0.04

	THREE MONTHS ENDED SEPTEMBER 30,
	2013	2012
Reconciliation of net income to adjusted EBITDA:
Net income	$1,091,737	$403,153

Adjustments to net income:
Income tax expense	651,835	340,004
Depreciation and amortization	830,098	1,119,804
Net interest expense	518,663	491,258

EBITDA	3,092,333	2,354,219
Share-based compensation	133,189	101,501
Change in contingent consideration	(195,000)	50,000
Acquisition related costs	65,568	—

Adjusted EBITDA	$3,096,090	$2,505,720

Adjusted EBITDA Margin %:
Net revenues	$23,220,501	$22,238,442
Adjusted EBITDA	3,096,090	2,505,720
Adjusted EBITDA Margin %	13.3%	11.3%